UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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  Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2025
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.06.	Material Impairments.
In connection with the Transaction (as described below), Owens Corning (the “Company”) will sell the Company’s global glass reinforcements business (the “GR Business”), which comprises part of the Company’s Composites business segment. As a result, under United States generally accepted accounting principles, beginning with the quarterly report on Form 10-Q for the period ending March 31, 2025, the GR Business’s financial results will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented, and the GR Business will be classified as “held for sale.” Accordingly, the Company will be required to record the assets related to the GR Business at fair value, less an amount of estimated sale costs. As a result of the Transaction, the Company expects to recognize an impairment charge. At this time, the Company is unable in good faith to estimate the full amount or range of estimates of impairment charges associated with the Transaction. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Transaction, Marcio A. Sandri, will remain in the role as the Company’s President, Composites, but will no longer serve as an executive officer of the Company, effective as of February 13, 2025.

Item 8.01.	Other Events.
On February 13, 2025, the Company entered into a definitive agreement with Triumph Non-Ionics Pvt Ltd., a private limited company incorporated in the Republic of India (“Triumph”), and 3B Lux S.à.r.l, a private limited liability company incorporated under the Laws of the Grand Duchy of Luxembourg (“3B”) (Triumph and 3B, the “Purchasers”), Ayana Chemicals Singapore Pte. Ltd., a private limited company incorporated under the Laws of Singapore, as guarantor (“Ayana”), and Artek US Holding Corp., a Delaware corporation, as conditional guarantor (“Artek US”), providing for the sale of materially all of the GR Business at an enterprise value of $755,000,000, including $68 million of net metal lease liabilities (the “Transaction”). The Purchasers, Ayana and Artek US are affiliates and a part of the Praana Group of Mumbai, India (“Praana Group”).

Completion of the Transaction is expected to occur in 2025 and is subject to certain customary regulatory approvals and other conditions as well as to the receipt of certain required consents. The Company expects after-tax net proceeds from the Transaction following customary and transaction specific price adjustments of approximately $360 million, inclusive of $225 million of promissory notes to be issued to the Company by the Purchasers (or one or more of their affiliates). The promissory notes will be comprised of (i) a $150 million unsecured promissory note issued by two affiliates of the Purchasers to the Company and due thirty (30) months from the closing of the Transaction (the “Unsecured Note”), and (ii) a $75 million secured promissory note issued by two affiliates of the Purchasers to the Company and due twenty-four (24) months from the closing of the Transaction and accruing interest at ten percent (10%) per annum with the possibility of a drop down in rate if certain conditions are satisfied (the “Secured Note”). The Secured Note will be secured by certain metal alloys owned by the GR Business. The Unsecured Note will accrue interest at seventeen percent (17%) per annum with the possibility of a drop down in rate if certain conditions are satisfied. In addition, the Company expects to sell approximately $100 million of excess metal alloy from the GR Business after closing. Upon a successful close, the Company expects to utilize the after-tax net cash proceeds of the Transaction to fund initiatives consistent with its capital allocation strategy including organic investments to drive growth and the return of cash to shareholders through share repurchases and cash dividends.

The Company will retain its vertically integrated glass nonwovens business that supports the Company’s Roofing business and other building products customers, along with its structural lumber business, which are both core to the Company's strategic focus. These businesses will be integrated into the Roofing business segment. Two glass melting plants, which make fiber for the nonwoven business, will also be retained and integrated into the Insulation segment. The Composites business segment will be eliminated. The Company will begin reporting its financial results based on these segment changes with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, with prior periods adjusted accordingly.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” and variations of negatives of such terms or variations thereof. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements concerning the Transaction, including the expected time period to close the Transaction, and the material financial impairments associated with the Transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Owens Corning, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation: risks related to obtaining required regulatory or other third-party approvals and consents to the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to the completion of an internal reorganization to separate the GR Business from Owens Corning’s retained businesses; levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; changes to tariff, trade or investment policies or laws; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; levels of global industrial production; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the Company’s Securities and Exchange Commission filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

February 14, 2025	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer